                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                               (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Solicit Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Cornerstone Natural Gas, Inc.
                (Name of Registrant as Specified In Its Charter)

                          Cornerstone Natural Gas, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee  (check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a(6)(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
     (4)  Proposed maximum aggregate value of transaction:

- -----------
*Set forth the amount on which the filing is calculated and state how it was determined.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Dated Filed:

                          CORNERSTONE NATURAL GAS, INC.
                     8080 N. CENTRAL EXPRESSWAY, SUITE 1200
                               DALLAS, TEXAS 75206

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held On May __, 1994


TO THE STOCKHOLDERS OF CORNERSTONE NATURAL GAS, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting (the "Annual Meeting") of the stockholders of Cornerstone Natural Gas, Inc. (formerly Endevco, Inc.), a Delaware corporation (the "Company"), will be held on ____, May __, 1994, at 1:00 p.m., local time, at The Energy Club, 8080 North Central Expressway, Suite 1700, Dallas, Texas, for the following purposes:

     1. To elect eight (8) directors to serve until the next Annual Meeting of the Stockholders of the Company or until their successors have been elected and qualified;

     2. To approve the adoption of the Cornerstone Natural Gas, Inc. 1993 Long Term Incentive Plan; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 14, 1994, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The transfer books will not be closed.

     The Stockholders are cordially invited to attend the Annual Meeting.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              By Order of the Board of Directors,



                                        Kelly J. Jameson
                                           Secretary

Dallas, Texas
April __, 1994

                           CORNERSTONE NATURAL GAS, INC.
                     8080 N. CENTRAL EXPRESSWAY, SUITE 1200
                               DALLAS, TEXAS 75206


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


                           TO BE HELD ON MAY ___, 1994

This Proxy Statement is furnished to the stockholders of Cornerstone Natural Gas, Inc., (formerly Endevco, Inc.) a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the annual meeting of the stockholders of the Company (the "Annual Meeting") to be held on ______ May __, 1994 at 1:00 P.M. local time, and at any and all adjournments thereof.

     When a properly executed proxy is received prior to the Annual Meeting, the shares of common stock, $0.10 par value per share ("Common Stock"), of the Company represented will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is given, the shares of Common Stock will be voted FOR the election of the nominees listed herein as directors and FOR the adoption and approval of the Company's 1993 Long Term Incentive Plan (the "Stock Option Plan"). A proxy may be revoked at any time before it is exercised by submitting a written revocation or a later dated proxy to Kelly Jameson, the Secretary of the Company, or by attending the Annual Meeting in person and so notifying the meeting judges.

     The Board of Directors does not intend to present any business for a vote at the Annual Meeting, other than the election of directors and the adoption and approval of the Stock Option Plan, and it has no information that others will do so. If other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the attached proxy card to vote such proxies held by them in accordance with their judgement on such matters.

     This proxy solicitation will be conducted principally by mail, and the expenses of soliciting proxies will be borne by the Company. Proxies may also be solicited personally or by telephone by officers and regular employees of the Company, but such persons will not receive any special compensation for such
services.   Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such person or entities for their reasonable out-of-pocket expenses. The date on which this Proxy Statement and Proxy were first given or sent to the stockholders was April ___, 1994.

     The Annual Report to the Stockholders of the Company for its fiscal year ended December 31, 1993, accompanies this Proxy Statement, however, the Annual Report does not constitute a part of the proxy solicitation material.

                            OUTSTANDING CAPITAL STOCK

     The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $0.10 par value per share ("Preferred Stock"). The record date for the stockholders of the Company entitled to vote at the Annual Meeting is March 14, 1994, (the "Record Date"). At the close of business on the Record Date, the Company had issued and outstanding and entitled to vote at the Annual Meeting 12,515,959 shares of Common Stock and no shares of Preferred Stock.

                                QUORUM AND VOTING

     The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Annual Meeting. In deciding all questions, a holder of shares of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the Record Date. No stockholder is entitled to cumulative voting rights. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present for a proposal to be approved, whereas broker non-votes are not counted for those purposes.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of Common Stock of the Company as of March 17, 1994, by all persons known to the Company to be the beneficial owners of more than 5% of the outstanding Company's Common Stock, by the Company's Directors, Named Executive Officers and all the Company's Directors and Executive Officers as a group:


NAME                           BENEFICIALLY OWNED(1) PERCENT OF CLASS
Endevco Investors
  Joint Venture(2)               2,576,659             20.59
Ben H. Cook(3)(4)                2,131,433             16.36
Ray C. Davis(4)(5)               1,153,046              8.68
Kelcy W. Warran(4)(6)              517,840              4.14
James W. Bryant(7)                 479,605              3.83
C. Robert Sledge(8)                  6,800                 *
David S. Hunt(9)                         0                 *
Ted Collins, Jr.(10)               228,832              1.83
Richard D. Brannon(11)              55,000                 *

Named Executive Officers
- ------------------------
Robert L. Cavnar(12)                     0                 0

All Directors and Executive
  Officers as a group
  (9 persons)                    5,243,570            36.00%

- ------------------------------

*Less than one percent of the outstanding shares of common stock.

(1) Based on information provided as of March 17, 1994, by the executive officers and directors of the Company.


(2)  The address of Endevco Investors Joint Venture (the "Joint Venture") is c/o
     Ray Davis, Trustee, 8080 North Central Expressway, Suite 1200, Dallas,
     Texas  75206.  Pursuant to the Joint Venture Agreement of the Joint
     Venture, each partner of the Joint Venture has the right to vote its or his prorata share of the shares of Common Stock held by the Joint Venture.

(3) Includes 512,821 shares of Common Stock purchasable under warrants issued in connection with the recapitalization of the Company (the "Warrants").
     Each warrant has an exercise price of $0.78 per share.  See "Certain
     Relationships and Related Transactions."  The address of Mr. Cook is 319 E.
     Industrial Blvd., Longview, Texas 75602.

(4) Excludes shares of Common Stock held by the Joint Venture. Such stockholder has disclaimed beneficial ownership of such securities.

(5) Includes 769,231 shares of Common Stock purchasable upon the exercise of Warrants. See "Certain Relationships and Related Transactions." Mr.
     Davis' address is 8080 North Central Expressway, Suite 1200, Dallas,
     Texas 75206. Excludes 150,000 shares purchasable under options issued under the Stock Option Plan. Such options are not currently exercisable.

(6) Includes 769,231 shares of Common Stock purchasable upon the exercise of the Warrants. See "Certain Relationships and Related Transactions." Mr.
     Warren's address is 8080 North Central Expressway, Suite 1200, Dallas,
     Texas 75206. Excludes 150,000 shares purchasable under options issued under the Stock Option Plan. Such options are not currently exercisable.

(7)  Mr. Bryant's address is 8080 North Central Expressway, Suite 1200, Dallas,
     Texas  75206.

(8)  Mr. Sledge's address is 2401 Tennessee Street, Longview, Texas 75601.

(9)  Mr. Hunt is a beneficiary of the Lyda Hunt-Herbert for David S. Hunt
     Trust. Excludes 76,277 shares of Common Stock held by the Joint Venture indirectly owned by such trust. Mr. Hunt has disclaimed beneficial ownership of such securities.

(10) Includes 228,832 shares of Common Stock held by a partner in the Joint
     Venture over which this Stockholder has the right to vote. Mr. Collins' address is 303 Wall Street, Midland, Texas 79701.

(11) Includes 50,000 shares of Common Stock held by a partner in the Joint
     Venture over which this Stockholder has the right to vote. Mr. Brannon's address is 2240A Forest Park Boulevard, Fort Worth, Texas 76110.

(12) Excludes 150,000 shares purchasable under options issued under the Stock
     Option Plan.  Such options are not currently exercisable.

                                    DIRECTORS

     The Bylaws of the Company provide for a Board of Directors of no greater
than nine (9) and no less than seven (7).    The Company is electing eight (8)
directors at this time. A brief description of each person nominated to become a director of the Company is provided below. Each nominee is a current director of the Company. The terms of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until the successor has been elected and qualified. An affirmative vote of a majority of those shares of common stock represented and entitled to vote at the Annual Meeting, where a quorum is present, is required to elect directors.

     RICHARD D. BRANNON, age 35, has served as President of Brannon Oil and Gas Company, Inc. (Oil and Gas Exploration and Investments) since 1983. Mr. Brannon has been a director of the Company since November 2, 1993, and is a member of the Compensation and the Audit Committee.

     JAMES W. BRYANT, age 60, has served as consultant to the Company since November 2, 1993. Mr. Bryant founded the Company in 1977 and was Chairman of the Board and Chief Executive Officer from 1977 to 1993. From 1980 to 1990, Mr. Bryant served as President of the Company. Mr. Bryant has been a director since 1977 and is currently a member of the Executive Committee.

     TED COLLINS, JR., age 55, President of Collins and Ware, Inc. (Oil and Gas Exploration and Production and Investments) since 1988. Mr. Collins has been a director since November 2, 1993, and is currently Chairman of the Audit Committee.

     BEN H. COOK, age 68, is a private investor. Prior to 1989, Mr. Cook was the Executive Vice President of Operations of Colt Industries, Inc., now Coltec, Inc. From 1989 to 1991 Mr. Cook was an employee of Colt Industries, Inc. and retired in March of 1991. Mr. Cook has been a director since November 2, 1993, and is currently Chairman of the Executive and Compensation Committees.

     RAY C. DAVIS, age 52, has served as Chairman of the Board and Chief Executive Officer since June 1993. Mr. Davis has also served as Director and General Partner of Hydro Environmental Services, Inc. from 1989 to 1992. Mr. Davis served as Chief Executive Officer of Healthco International, Inc. from June 1991 to August 1992. Mr. Davis also served as Chairman of the Board of HPSC, Inc. a dental equipment leasing company listed on the over the counter market of NASDAQ from July 1991 to October 1992. On June 9, 1993, Healthco International, Inc. filed for protection under Chapter 11 of the U.S. Bankruptcy court in the Western District of Massachusetts, Western Division, Case No. 93-41604-JFQ.

     DAVID S. HUNT, age 32, has been Administrative Assistant at Petro-Hunt Corporation (Oil and Gas and Investments) since 1989. Mr. Hunt has served as a director since January 1, 1994, and is currently a member of the Audit Committee.

     C. ROBERT SLEDGE, age 62, was a partner of Benjamin Jacobson & Sons (a member of the New York Stock Exchange) from 1984 to 1992. Mr. Sledge is currently engaged in investments. Mr. Sledge has been a director since 1983 and is a member of the Audit Committee.

     KELCY L. WARREN, age 38, is President, Chief Operating Officer and director of the Company. Mr. Warren has been a director of the Company since 1985, and President and Chief Operating Officer from August 1990 to December 1992. From 1989 to 1990, Mr. Warren was an executive vice president. Mr. Warren resumed his duties as President and Chief Operating Officer on June 4, 1993.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.

                        Board of Directors and Committees

     The Board of Directors held 17 meetings during the 1993 fiscal year. No incumbent director attended fewer than 75 percent of the aggregate total number of meetings of the Board and all Committees of the Board which the director served. Board Committees include an Audit Committee, Compensation Committee and Executive Committee. All of the members of the Audit, Compensation and Executive Committees are Directors independent of management.

     The Audit Committee held one meeting in 1993 and is currently comprised of Messrs. Collins (Chairman), Brannon, Sledge and Hunt. The Audit Committee reviews the scope and procedures of internal auditing work, the results of independent audits, and the accounting policies of management, and it recommends to the Board the appointment of the Company's outside auditors.

     The Compensation Committee held five meetings in 1993 and is currently comprised of Messrs. Cook (Chairman) and Brannon. Functions of the Compensation Committee include reviewing and making recommendations to the Board of Directors regarding compensation for officers of the Company during the ensuing year. In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding benefit packages, special bonuses or stock plans, and employment agreements.

     The Executive Committee held no meetings in 1993 and is currently comprised of Messrs. Cook (Chairman) and Bryant. The Executive Committee has the authority to act for the Board on most matters during intervals between Board meetings.

     Directors who are not employees of the Company receive a fee of $500.00 for each Board and Board Committee meeting attended, except committee chairmen receive a fee of $750.00 for each committee meeting attended. Directors are also reimbursed for costs incurred by them in attending meetings of the Board. The Company has entered into a three year consulting agreement with director Mr. Bryant which expires November 1, 1996. (See "Certain Relationships and Related Transactions".)

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long term compensation paid on or to be paid to those persons who were, at December 31, 1993, were (i) chief executive officer and (ii) the other four most highly compensated Executive Officers of the Company (the "Named Executives") for services rendered in all capacities to the Company for the 1993, 1992 and 1991 fiscal years.

                            SUMMARY COMPENSATION TABLE


                                                                                      Long Term Compensation
                                                                              -------------------------------------
                                        Annual Compensation                       Awards                Payouts
                                      -----------------------                 -------------------------------------

           (a)                 (b)     (c)            (d)        (e)        (f)           (g)          (h)          (i)

                                                                 Other                Securities                    All
                                                                Annual    Restricted    Under-                     Other
                                                                Compen-     Stock       lying         LTIP         Compen-
Name and                                                         sation     Award(s)    Options/    Payouts        sation
Principal Position             Year     Salary       Bonus ($)   ($)(1)      ($)        SARS (#)       ($)         ($)(2)
- -----------------              -----    ------------ ---------    -----     -------    ----------     -----      -----------

Ray C. Davis                   1993      117,923       0            0           0       150,000        0          0
 Chairman and Chief
 Executive Officer(3)

Kelcy L. Warren                 1993      188,063(5)   0          4,500         0       150,000        0         3,265
 President and Chief            1992      144,375      0                        0           0          0         7,219
 Operating Officer(4)           1991      153,642      0                        0        36,000(10)    0         7,655


Robert L. Cavnar                1993       70,654      0          27,949        0       150,000        0           0
 Senior Vice President,
 Chief Financial Officer(6)

Jack W. Young                   1993      126,875      0            0           0           0          0         4,745
 Vice President                 1992      126,875      0                        0           0          0         2,928
                                1991      133,267(9)   0                        0        18,000(10)    0         2,825

James W. Bryant                 1993      188,233(7)    0           0            0         0           0         5,975
 Former Chairman, President     1992      184,764       0                        0         0           0         8,728
 and Chief Executive            1991      194,711       0                        0      41,000(10)     0         8,475
 Officer(8)
Notes to Summary Compensation


(1) "Other Annual Compensation" includes compensation for fiscal year 1993 only, and perquisites and other personal benefits, only if the aggregate amount of such compensation exceeds 10% of the total annual salary and bonus reported for the named officer. Includes $27,949 of moving expenses paid by the Company in relocating Mr. Cavnar to $4,500 110 directors fees paid to Mr. Warren and Dallas, Texas.

(2) Represents matching contributions made by the Company pursuant to the Company's 401(k) Plan.

(3)  Mr. Davis was employed by the Company on June 4, 1993.

(4) Mr. Warren resigned the offices of President and Chief Operating Officer of the Company on December 31, 1992 and resumed those offices on June 4, 1993.

(5) Comprised of $61,666 paid to Mr. Warren for consulting services rendered between January 1, 1993 and June 3, 1993 and $126,397 in salary paid between June 4, 1993 and December 31, 1993.

(6)  Mr. Cavnar was employed by the Company on June 21, 1993.

(7) Comprised of $159,771 paid to Mr. Bryant in salary from January 1, 1993 to November 2, 1993 and $28,462 for consulting services rendered between November 2, 1993 to December 31, 1993.

(8) Mr. Bryant resigned as President, Chairman of the Board and Chief Operating Officer on June 4, 1993 and became an consultant to the Company, on November 2, 1993.

(9) Includes deferred compensation of $9,760 for 1991 that was deferred to 1992.

(10) Terminated pursuant to plan of reorganization.

                                       -6-

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR 1993

There were a total of 450,000 options granted by the Company to its executive officers during the 1993 fiscal year, but such options are subject to the stockholder approval of the Cornerstone Natural Gas, Inc. 1993 Long Term Incentive Plan.




                                                                                            POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR
                                   INDIVIDUAL    GRANTS                                     OPTION TERM
                    -------------------------------------------------------------           ----------------------------

(a)                (b)                      (c)                 (d)            (e)          (f)                      (g)
               NUMBER OF                 %OF TOTAL
               SECURITIES              OPTIONS/SARS
               UNDERLYING               GRANTED TO          EXERCISE OR
               OPTIONS/SAR             EMPLOYEES IN         BASE PRICE     EXPIRATION
NAME           GRANTED(#)               FISCAL YEAR          ($/SHARE)        DATE          5%($)                 10%($)
- ----          ------------             -------------       -------------   -----------      ----                  ------
Ray C. Davis     150,000                   20.62               1.125        12-15-03        106,126              268,944
Kelcy L. Warren  150,000                   20.62               1.125        12-15-03        106,126              268,944
Robert L. Cavnar 150,000                   20.62               1.125        12-15-03        106,126              268,944
James W. Bryant    N/A                      N/A                 N/A            N/A          N/A                      N/A

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

During the 1993 fiscal year, there were no exercises of options or SARs by any executive officer of the Company.


(a)                     (b)               (c)                   (d)                 (e)

                                                            NUMBER OF
                                                            SECURITIES           VALUE OF
                                                            UNDERLYING          UNEXERCISED
                                                            UNEXERCISED        IN-THE-MONEY
                                                           OPTIONS/SARS       OPTIONS/SARS AT
                                                            AT FY-END             FY-END
                 SHARES ACQUIRED    VALUE REALIZED         EXERCISABLE/        EXERCISABLE/
NAME              ON EXERCISE (#)         ($)              UNEXERCISABLE       UNEXERCISABLE

Ray C. Davis             0                 0                 0/150,000           0/56,250
Kelcy L. Warren          0                 0                 0/150,000           0/56,250
Robert L. Cavnar         0                 0                 0/150,000           0/56,250
James W. Bryant          0                 0                     0                   0

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On May 28, 1993, the Company entered into that First Amended Stock Purchase Agreement (the "Stock Purchase Agreement") with Ray Davis, Trustee. Under the Stock Purchase Agreement, Ray Davis, Trustee agreed to purchase 4,576,659 shares of Common Stock and warrants to acquire 2,564,103 shares of Common Stock (with an exercise price of $.78 per share) for $3,000,000. On June 4, 1993, in connection with the Company filing a pre-packaged plan under Chapter 11 of the Federal Bankruptcy code, Ray Davis became the Chairman of the Board of Directors and the Chief Executive Officer of the Company. At the same time, Mr. Kelcy Warren returned to the Company in his prior role of President and Chief Operating Officer. The Company felt that it was important that this management team was in place in order for the Company to complete its reorganization and recapitalization.

     In connection with the Company's emergence from bankruptcy on November 2, 1993, Mr. Davis purchased 381,388 shares of Common Stock, Mr. Ben Cook purchased 1,618,612 shares of Common Stock and Endevco Investors Joint Venture (the "Joint Venture") purchased 2,576,659 shares of Common Stock. Mr. Davis is the managing partner of the Joint Venture and Mr. Cook and Mr. Warren each have an interest in the Joint Venture. Pursuant to the Stock Purchase Agreement, a warrant to purchase 769,231 shares of Common Stock was issued to Mr. Davis, a warrant to purchase 512,821 shares of Common Stock was issued to Mr. Cook and a warrant to purchase 769,231 shares of Common Stock was issued to Mr. Warren. Each of the warrants entitle the holder to purchase shares of Common Stock for $.78 per share.

     At the same time the Company elected Mr. Ben Cook, Mr. Ted Collins, Jr. and Mr. Richard D. Brannon to the Board of Directors, pursuant to the terms of the Stock Purchase Agreement. In December of 1993, the Board of Directors accepted the resignation of Robert Short and David S. Hunt was elected as a director.
Mr. Hunt is a beneficiary of a trust that is a partner in the Joint Venture.

     Affiliates of Mr. Collins and Mr. Brannon (directors of the Company) are each indirectly partners in the Joint Venture. Messrs. Cook, Davis and Warren are also partners in the Joint Venture. The shares of Common Stock held by the Joint Venture are to be voted by Mr. Davis prorata based on the instructions of the partners of the Joint Venture.

     The Company is a party to an agreement with Energy Transfer I, Ltd. ("Energy Transfer"). Mr. Warren is the sole shareholder of the general partner of Energy Transfer, and Messrs. Davis, Warren and Cook are indirect limited partners in Energy Transfer. Under such agreement, the Company markets natural gas and operates a natural gas pipeline for Energy Transfer for a fixed fee. The Company received $35,000 from Energy Transfer for the year ended December 31, 1993.

     Mr. Davis is the Chief Executive Officer of the Company and is employed at $210,000 per year. Mr. Davis has been awarded options to purchase 150,000 of Common Stock at $1.125 per share pursuant to the Company's 1993 Stock Option Plan. Mr. Davis is not a party to an employment agreement.

     Mr. Warren is the President and Chief Operating Officer of the Company and receives a salary of $205,000 per year. Mr. Warren has been awarded options to purchase 150,000 shares of Common Stock at $1.125 per share pursuant to the Company's 1993 stock Option Plan. Mr. Warren is not a party to an employment agreement with the Company.

     Mr. Bryant is a party to a consulting agreement with the Company. The Consulting agreement is for a term of three years. Under the Consulting Agreement, Mr. Bryant is to receive no less than $200,000 per year. Mr. Bryant is obligated under the consulting agreement to present certain projects to the Company which has a right of first refusal. If the Company elects to pursue a project originated by Mr. Bryant, then he is entitled to additional compensation.

     The Company is also a party to a joint venture agreement with an affiliate of Mr. Collins (a director of the Company). Under such joint venture agreement, the Company and the affiliate of Mr. Collins each bear a portion of the costs for developing projects in the natural gas business and have a right of first refusal on such projects.

                      REPORT OF THE COMPENSATION COMMITTEE

BACKGROUND

The Compensation Committee of the board of Directors of the Company (the "Committee") is comprised of two outside Board Members, Mr. Ben H. Cook and Mr. Richard D. Brannon. The Committee was formed upon the Company successfully completing its Plan of Reorganization under Chapter 11 Bankruptcy protection in November 1993 after filing for protection in June 1993.

EXECUTIVE COMPENSATION PHILOSOPHY

The Committee generally believes that the majority of the value delivered by the Company's compensation program should be directly related to the performance of the Company on a short-term and long-term basis and on individual performance of executives in their respective business units. As such, the Committee has adopted the following philosophy and strategy regarding the compensation of the Company's executives:

BASE SALARY

Since the Committee expects most of the value of executives' pay will be delivered from performance-based programs, the Committee believes that base salaries should be fairly conservative. In general, base pay should be of a sufficient competitive level to attract and retain key executive talent. To achieve this objective, the Committee intends to target executive base salaries between the 25th and 50th percentiles of the market. The Committee tends to regard other energy companies of similar size and structure as its competitive market for industry specific positions. Since the Company does not participate in any industry salary surveys, the Committee relies on the services of outside compensation consultants to provide competitive compensation data for these comparisons.

ANNUAL INCENTIVES

In December, the Committee approved the implementation of a new annual incentive plan for officers and other key employees of the Company. The Plan is designed to generate an annual incentive that is predetermined by the Committee based on the financial performance of the Company as measured by the achievement of earnings before interest, taxes, depreciation and amortization ("EBITDA"). Target awards for full attainment of the EBITDA objective range from 20% to 50% of executives' base salaries. If the Company greatly exceeds its financial performance target, the plan will generate awards up to one and one-half times the executive's target award. In addition, the plan has a minimum or threshold EBITDA figure that must be achieved before any incentives will be considered.
If the Company achieves only this threshold level of performance, executives will earn one-fifth of their target incentive awards. Furthermore, certain executives have a portion of this annual incentive award based on the achievement of divisional and/or individual performance objectives. Management has discretion in determining the criteria for the divisional/individual portion of the annual incentive award.

Target award levels were determined such that at target award levels, executives' total cash compensation (base salary plus annual incentive) would be comparable to the 50th percentile total cash compensation of the competitive market as discussed earlier. Since this plan has been newly implemented for the 1994 fiscal year, the Committee does not expect any awards to be generated under this plan until the first quarter of 1995.

LONG-TERM INCENTIVES

The Committee believes that stock-based incentives provide the strongest link between the rewards earned by executives and the return generated for stockholders. The Committee also believes that providing the potential for significant share ownership helps focus executive behavior on the long-term growth and strength of the organization. As the Company emerged from its reorganization in late 1993, the Committee felt it was particularly important to grant a similar stock incentive. Thus, the Committee granted incentive stock options ("ISOs"), subject to Stockholder's approval, to 12 employees. These options will become exercisable in equal installments of 20% over the next 5 years. The number of options granted was based on competitive market data for all industries combined as presented in Towers Perrin's Long Term Incentive Plan Survey. Option grant values as determined by the Black-Scholes option pricing model generally correspond to the 50th percentile of the market for all key executives except Mr. Davis and Mr. Warren, who in order to conserve the number of shares available for future grants to other executives, received option grants which correspond to the 25th percentile of the market.


COMPENSATION FOR MR. DAVIS

Mr. Davis currently has a base salary of $210,000 per annum. The Committee believes that although his base salary is considerably below that of other chief executive officers in this industry and in other companies of similar size and complexity, it is appropriate given his ownership interest in the Company. The Committee intends to deliver most of Mr. Davis' compensation in the form of annual cash-based incentives and long-term stock-based incentives that will deliver significant value to Mr. Davis if and only if the Company achieves its performance targets.

The Committee will base Mr. Davis's annual 1994 incentive award (to be paid in the first quarter of 1995) on the Company's EBITDA performance as discussed earlier. If the Company meets its earnings target, Mr. Davis will earn 50% of his base salary as a bonus. If the Company achieves up to a predetermined maximum performance level, Mr. Davis has the ability to earn up to 75% of his base salary as a bonus. At the threshold performance level, Mr. Davis will earn a bonus equal to 10% of his base salary. As with the entire executive team, the Company must achieve a predetermined minimum earnings target before any incentive award will be considered for Mr. Davis. The Committee believes that the minimum, target and award levels are consistent with other companies in this industry.

The Committee granted 150,000 stock options to Mr. Davis in December, subject to Stockholder's approval. The Committee feels that Mr. Davis has a significant portion of his personal wealth invested in the Company and that he is well motivated to increase the overall value of the Company and to generate returns on behalf of all stockholders.

OTHER COMPENSATION MATTERS

The Company has addressed the potential impact of the $1 million dollar deduction limitation on executive pay for the top five executives which was implemented as part of the Omnibus Budget Reconciliate Act of 1993. The proposed long-term incentive plan includes a maximum limit on the number of shares which can be granted to an individual under each year and over all years in aggregate over the life of the plan. The Committee does not believe that cash compensation from either the base salary or annual incentive programs will be subject to the deduction limitation and feels that further action is not necessary regarding the new legislation. The Committee will evaluate the Company's potential exposure to the deduction limitation on an annual basis and will address the issue in the future if necessary.

In conclusion, the Committee feels that all pay programs are reasonable and appropriate given the Company's industry, size and organizational structure. Base salary and incentive programs are conservative yet provide attractive features to motivate executives to enhance the performance of the Company from year to year. The stock option grants provide a significant incentive to executives to undertake policies and actions to enhance the overall value of the organization well into the future.

                                   THE COMPENSATION COMMITTEE


                                   BEN H. COOK, CHAIRMAN
                                   RICHARD D. BRANNON



           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Mr. Ben H. Cook and Richard D. Brannon. None of the members of the Committee were, during the 1993 fiscal year, an officer or employee of the Company or any of its subsidiaries, nor has any member been an officer or employee of the Company or any of its subsidiaries.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total Stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1993, with the cumulative total return on the S & P 500 Index and the Peer Group Index. The Peer Group Index used by the Company is the S&P Natural Gas Distributors Pipeline Index. Such compilation was utilized to achieve a comparison with a group of companies which together have similar operations to that of the Company. The comparison assumes $100 was invested on December 31, 1988, in the Company's Common Stock in each of the indexes.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG CORNERSTONE NATURAL GAS, INC., THE S&P 500 INDEX
               AND THE S&P NATURAL GAS DISTRIBUTORS PIPELINE INDEX




                        (Performance Graph appears here)




                                        1988        1989     1990      1991      1992      1993
- -----------------------------------------------------------------------------------------------

Cornerstone Natural Gas                 100.00     80.36    44.64     25.00     10.71     21.43
S&P 500 Index                           100.00    131.59   127.49    166.17    178.81    196.75
S&P Natural Gas Dist. Pipeline Index    100.00    155.23   135.90    118.33    130.69    155.06


                                STOCK OPTION PLAN

     PROPOSAL TO APPROVE THE COMPANY'S 1993 LONG TERM INCENTIVE PLAN

     The Board of Directors has determined that it is in the best interest of the Company to make stock options available to those employees responsible for the continued growth and profitability of the Company's business. The Board believes that providing key employees with an opportunity to acquire Common Stock aligns the interest of management with the interest of the Company's stockholders on a long-term basis. Accordingly, the Board of Directors, upon recommendation of the Compensation Committee, on December 16, 1993, adopted the Cornerstone Natural Gas, Inc. 1993 Long Term Incentive Plan (the "Plan") and directed that it be submitted for stockholder consideration and approval. Approval of the Plan requires an affirmative vote of a majority of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting.

THE FOLLOWING IS A BRIEF SUMMARY OF THE PLAN. THE COMPLETE TEXT IS ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT AND REFERENCE IS MADE TO EXHIBIT A FOR A COMPLETE STATEMENT OF THE PROVISIONS OF THE PLAN.

LONG-TERM INCENTIVE PLAN FEATURES

     The Plan provides for the grant of options to purchase up to 1,250,000 shares of the Company Common Stock (approximately 10% of the shares outstanding on March 14, 1994). The Plan is administered by the Compensation Committee comprised of non-employee directors appointed by the Board. Participants under the Plan are selected by the Committee upon recommendation of management. At December 16, 1993, 12 persons had been selected for participation in the Plan. The Committee determines the number of shares to be awarded to each individual under the Plan and the eligibility of employees and non-employee consultants and advisors. The Committee may delegate to one or more executive officers of the Company to make awards to participants who are not executive officers or directors.

     Options, stock appreciation rights, restricted stock, performance shares or units, limited stock appreciation rights and other Stock Unit awards expires no more than 10 years from date of grant.

OPTIONS

     Options become exercisable at such time as determined by the Committee. No participant may receive an award in any calendar year more that 25% of all shares issued for awards in that same year, nor may any participant receive awards in the aggregate equal to more than 25% of all shares issued over the life of the Plan.

INCENTIVE STOCK OPTIONS

     The Committee may grant "Incentive Stock Options" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), which are subject to additional restrictions. Incentive stock options allow participants, except those possessing 10% or more of the total combined voting power of all classes of the Company's stock, to purchase Common Stock at an exercise price which cannot be less than 100% of the fair market value of the Common Stock on the date of the grant. Such options shall be exercisable for a period of not more than 10 years ( 5 years for 10% owners) from the date of grant, and shall satisfy other requirements of the Code.

STOCK APPRECIATION RIGHTS

     Each stock appreciation right which may be granted under the Plan will provide the grantee, upon exercise, a benefit equal to the excess of fair market value of a share of Common Stock over the grant price. Stock appreciation rights shall not be exercisable earlier than six months after the grant or exercisable 10 years after the date of grant and shall have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant. Each stock appreciation right will be exercisable at such time as determined by the Committee. Benefits upon exercise of the stock appreciation right will be payable in cash unless the Committee determines that benefits be paid wholly or in partly in Common Stock.

PERFORMANCE SHARES

     Performance Shares may be granted under the Plan to provide a benefit if performance goals determined by the Committee are achieved during an Performance award cycle. An award cycle is determined by the Committee as the Committee may select from time to time. As soon as practicable after each applicable award cycle, the Committee shall determine the number of performance shares which have been earned and shall pay each participant the value of such shares in cash or, at the discretion of the Committee, wholly or partly in Common Stock. The value of the amount payable to the participant shall be the fair market value of the Common Stock on the date of the Committee's determination.

RESTRICTED STOCK OR UNITS

     Shares of Common Stock may be granted under the Plan subject to such restrictions ("restricted stock") as may be determined from time to time by the Committee. Restricted stock will be subject to forfeiture if conditions established by the Committee are not satisfied. Shares of restricted stock are nontransferable until they become nonforfeitable. The Committee may, in its discretion, accelerate the time at which any or all of the restrictions lapse prior to the expiration of the restrictions or remove any or all of the restrictions.

STOCK UNIT AWARDS

     In addition to granting Options, Stock Appreciation Rights, Performance Shares or Restricted Stock, the Committee may grant Stock Units in the form of Common Stock or Units. The value of such award shall be based in whole or in part on the value of the Common Stock. The Committee may in its sole discretion at the time of grant determine the rules of such award as to the terms, conditions, restrictions, vesting requirements and payment of each grant. Stock Unit Awards may not be assigned, sold, transferred, pledged or encumbered prior to the date on which the shares are issued or date set by the Committee. If any Common Stock is to be purchased in connection with the Stock Unit award then the purchase price shall be at least 50% of the fair market value of such Common
Stock on the date such award is granted   These awards may be in whole or in
part performance related as established by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

     The following general description of federal income tax consequences is based upon current statutes, regulations and interpretations. This description is not intended to address specific tax consequences applicable to an individual grantee who receives awards.

     Upon the grant of an incentive stock option, no taxable income will be realized by a participant and the Company will not be entitled to any deduction. If a participant exercises an option, without having ceased to be an employee of the Company or any of its subsidiaries at any time during the period from the grant of the option until ninety days before its exercise, then generally, no taxable income will result at the time of the exercise of such option. If no"disqualifying disposition" of the stock transferred to a participant upon exercise of the option is made by him or her (i.e., a disposition within the period that ends on the last to occur of one year after such stock is so transferred and two years after the grant of the option), any profit (or loss) realized by a participant from a sale or exchange of such stock will be treated as long-term capital gain (or capital loss), and no deduction will be allowable to the Company with respect thereto. When a participant exercises an incentive stock option, he or she will realize an item of "tax preference" for purposes of the "alternative minimum tax" equal to the amount by which the fair market value of the Common Stock at the time of exercise exceeds the option exercise price. If a disqualifying disposition of such stock is made by a participant, the disposition generally will result in ordinary income at the time of the disposition in an amount equal to the lesser of (1) the gain on the sale or (2) the bargain element. If the gain exceeds the bargain element, the excess is a short-term or long-term capital loss, again depending upon how long the shares are held prior to the sale, equal to the difference between the exercise price and the sale price.

     Upon the exercise of a Nonstatutory Stock Option the grantee will be deemed to have received ordinary income in an amount equal to the difference between the exercise price and the market price of the shares on the exercise date. The Company will generally be allowed an income tax deduction in this amount

     The grant of a Stock Appreciation Right will produce no tax consequences for the grantee or the Company. The exercise of an SAR results in taxable income to the grantee, equal to the difference between exercise price of the shares and the market price of the share on the date of exercise, and generally, a corresponding tax deduction to the Company.

     The grant of restricted shares of the Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the grantee makes an election to be taxed at the time of the grant. When the restriction lapses, the grantee will recognize taxable income in an amount equal to excess of fair market value of the shares at such time over the amount, if any, paid for the shares. The Company will be entitled to a corresponding tax deduction.

A grantee who had been granted performance shares will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. A grantee will realize ordinary income at the time the award is paid equal to the amount of cash paid or the value of shares delivered, and the Company will have a corresponding tax deduction.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

AMENDMENT AND TERMINATION

     The Board may suspend, terminate or amend the Plan at its discretion. The Board will not be required to obtain stockholder approval of any amendment to the Plan except for increases in total shares under the Plan, or where such approval is necessary to assure the Plan's continued qualification under Rule 16b-3 of the Securities Exchange Act of 1934, as amended or compliance with American Stock Exchange rules or the Code.

     The Plan will terminate on December 16, 2003 or such earlier date determined by the Board. Any termination of the Plan will not affect outstanding options, shares of restricted stock, stock appreciation rights, performance shares or units, or other Stock Awards under the Plan.

     During fiscal 1993 the Board authorized the issuance of options to acquire 727,500 shares of Common Stock under the Plan at exercise prices of $1.125 per share subject to obtaining approval of the Plan by the Stockholders. The number of options issued to the Chief Executive Officer, the four most highly paid compensated Executives, to all other executive offices as a group, and to all other eligible employees as a group are set forth below.


                                        Number of
     Name and Position                  Options Granted(1)
     -----------------                  ------------------

     Ray C. Davis                            150,000
      Chairman of the Board and
      Chief Executive Officer

     Kelcy L. Warren                         150,000
      President & Chief Operating Officer

     Robert L. Cavnar                        150,000
       Senior Vice President and
       Chief Financial Officer

     All executive officers as a group       450,000
      (3 persons)

     All other eligible participants         277,500
     including officers who are not
     deemed executive officers.
     (9 persons)

(1) Additional information about the terms and conditions of the options is set forth under the heading "Options/SAR Grants in the Last Fiscal Year 1993."



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                              INDEPENDENT AUDITORS

     Ernst & Young served as the independent auditors and accountants of the Company for the 1993 fiscal year.

     Representatives of Ernst & Young plan to attend the annual meeting and will be available to answer appropriate questions.

                            SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires each director and executive officer of the Company, and each person who owns more than 10% of a registered class of the Company's equity securities to file by specific dates with the Securities and Exchange Commission (the "SEC").

     To the Company's knowledge, during the fiscal year which ended December 31, 1993, each of Messrs. Davis, Warren, Cook, Brannon, Collins, Cavnar and Piacenti did not timely file with the SEC. But, each has subsequently filed such required forms. All other required reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended, were timely filed.

                              STOCKHOLDER PROPOSAL

     Any proposals that Stockholders of the Company intend to present at the 1995 Annual Meeting must be submitted in accordance with the rules of the Securities and Exchange Commission and must be received by the Secretary of the Company no later than December 30, 1994.


                                    FORM 10-K

     The Company will provide without charge to any Stockholder upon written request who was a beneficial holder on the Record Date, a copy of the Company's Annual Report on Form 10-K, for the year ended December 31, 1993, without exhibits, as filed with the Securities and Exchange Commission.

                                             By Order of the Board of Directors,



                                             Kelly J. Jameson
                                             Secretary
          Dallas, Texas
          April __, 1994

                                 EXHIBIT "A"



                        CORNERSTONE NATURAL GAS, INC.
                       1993 LONG-TERM INCENTIVE PLAN

Section 1.  Purpose

The purposes of the Cornerstone Natural Gas, Inc. 1993 Long-Term Incentive Plan (the "Plan") are to promote the interests of the Company and its stockholders by (i) attracting and retaining executive personnel and other key employees of outstanding ability; (ii) motivating executive personnel and other key employees, by means of performance-related incentives, to achieve longer-range performance goals; and (iii) enabling such employees to participate in the long-term growth and financial success of the Company.

Section 2.  Definitions

"Act" shall mean the Securities Exchange Act of 1934, as amended.

"Affiliates" shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations, other than the Company, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

"Agreement" shall mean the written agreement between the Company and a Participant evidencing the Option granted by the Company and the understanding of the parties with respect thereto.

"Award" shall mean a grant or award under Section 6 through 10, inclusive, of the Plan, as evidenced in a written document delivered to a Participant as provided on Section 11(b).

"Board of Directors" shall mean the Board of Directors of the Company.

"Change in Control" shall be deemed to have occurred if (i) any person(s) (as such term is used in Sections 13(d) and 14(d)2 of the Act) or parties other than the current stockholders as of the date the Plan is approved becomes the beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) the stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets or plan of liquidation.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee of the Board of Directors. The committee shall be made up of at least two outside directors, and only outside directors may serve on the Committee. The outside director cannot be a former officer of the Company or a former employee receiving deferred compensation. The director cannot be an employee or 5% stockholder of another company that receives more than 5% of its gross receipts or $60,000 worth of business from the Company, whichever is less.

"Common Stock" or "Stock" shall mean the common stock $0.10 par value per share of the Company.

                                       A1

"Company" shall mean Cornerstone Natural Gas, Inc., a Delaware corporation.

"Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive amounts due the Participant in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

"Eligible Individuals" shall mean (a) key employees, including officers and directors who are also employees of the Company or of any of its Affiliates,
(b) nonemployee directors or officers of the Company or of any of its Affiliates and (c) non-employee consultants and advisors who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company. Notwithstanding the foregoing provisions of this paragraph, to ensure that the requirements of Section 3(a)(i) are satisfied, the Board of Directors may from time to time specify individuals who shall not be eligible for the grant of Options or options or stock appreciation rights or allocations of stock under any plan of the Company or its Affiliates (as such terms are used in subsection (d)(3) of Rule 16b-3 promulgated under the Act); provided, however, that the Board of Directors may at any time determine that any individual who has been so excluded from eligibility shall become eligible for grants of Options and grants of such options or stock appreciation rights or allocations of stock under any plans of the Company and its Affiliates.

"Employee" shall mean any key employee of the Employer.

"Employer" shall mean the Company and any Subsidiary or Affiliate.

"Fair Market Value" shall mean the closing price of the Common Stock on the date in question, or, if the Common Stock has not been traded on such date, the closing price on the first day prior thereto on which the Common Stock was so traded.

"Fiscal Year" shall mean the fiscal year of the Company.

"Incentive Stock Option" shall mean a stock option granted under Section 6 which is intended to meet the requirements of Section 422 of the Code.

"Non-Stock Based Incentive Compensation" refers to incentive compensation whose value is not based in whole or in part on the value of Common Stock.

"Nonqualified Stock Option" shall mean a stock option granted under Section 6 which is not intended to be an Incentive Stock Option.

"Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

"Participant" shall mean an individual who is selected by the Committee to receive an Award under the Plan.

"Payment Value" shall mean the dollar amount assigned to a Performance Share which shall be equal to the Fair Market Value of the Common Stock on the day of the Committee's determination under Section 8 (c)(1) with respect to the applicable Performance Cycle.

"Performance Cycle" or "Cycle" shall mean the period of years selected by the Committee during which the performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.


"Performance Goals" shall mean the objectives established by the Committee for a Performance Cycle, for the purpose of determining the extent to which Performance Shares which have been contingently

                                       A2
awarded for such Cycle are earned.

"Performance Share" shall mean an award granted pursuant to Section 8 of the Plan expressed as a share of Common Stock.

"Restricted Period" shall mean the period of years selected by the Committee during which a grant of Restricted Stock or Restricted Stock Units may be forfeited to the Company.

"Restricted Stock" shall mean shares of Common Stock contingently granted to a Participant under Section 9 of the Plan.

"Restricted Stock Unit" shall mean a fixed or variable dollar denominated unit contingently awarded under Section 9 of the Plan.

"Stock Appreciation Right" shall mean a right granted under Section 7.

"Stock Unit Award" shall mean an award of Common Stock or units granted under
Section 10.

"Subsidiary" shall mean any business entity in which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power.

Section 3.  Administration

(a)   Committee

The Plan shall be administered by the Committee. The Committee shall consist of not less than two individuals. All members of the Committee shall be

      (1)   directors of the Company; and

      (2) "disinterested persons," as defined in Rule 16b-3(c)(2)(i) promulgated under the Act; and in such event members of the Committee shall not be eligible to receive Options or any equity securities under any plan of the Company or its Affiliates (except as specifically allowed by Rules 16(b)-3(c)(2)(i)(A)-(D) promulgated under the Act) within one (1) year prior to their appointment to the Committee or while they are serving as members of the Committee; provided, however, that this subparagraph incorporates and its restrictions shall be deemed to be modified according to any changes to Rule 16b-3 promulgated under the Act.

(b)   Duration, Removal, Etc.

The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.

(c)   Meetings and Actions of Committee

The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the bylaws of the Company as it may deem advisable.

                                       A3

(d)   Committee's Powers

Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (1) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (2) to determine the terms and provisions of the respective Agreements and Awards (which need not be identical), including provisions defining or otherwise relating to (i) subject to Section 6 of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Common Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service); (3) to accelerate the time of exercisability of any Option that has been granted; (4) to construe the terms of any Agreement and Award and the Plan; and (5) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement or Award in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Paragraph 3(d); such determinations shall be final, binding and conclusive.

(e)   No Liability for Good Faith Determinations

Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.

Section 4.  Eligibility

All Eligible Individuals are eligible to be Participants in the Plan. Notwithstanding any provision contained herein to the contrary, a person shall not be eligible to receive an Incentive Stock Option hereunder unless he is an employee of the Company or an Affiliate, nor shall a person be eligible to receive an Incentive Stock Option hereunder if he, at the time such Option is granted, would own (within the meaning of Sections 422 and 424 of the Code) stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of an Affiliate unless at the time such Incentive Stock Option is granted the exercise price per share of Stock is at least one hundred and ten percent (110%) of the Fair Market Value of each share of Stock to which the Incentive Stock Option relates and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date it is granted.

Section 5.  Maximum Amount Available for Awards

(a) The maximum number of shares of Stock in respect of which Awards may be made under the Plan shall be a total of 1,250,000 shares of Common Stock. In addition, no Employee may receive an Award of Options, Restricted Stock or other Award in any calendar year which combined would equal more than 25% of all shares issued for Awards in that same year. Also, no Employee may receive Awards that in aggregate equal more than 25% of all shares issued over the life of this Plan. Shares of Common Stock may be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that (i) an Option or Stock Appreciation Right is settled for cash or expires or is terminated unexercised

                                       A4
as to any shares of Common Stock covered thereby, or (ii) any Award in respect of shares is cancelled or forfeited for any reason under the Plan without the delivery of shares of Common Stock, such shares shall thereafter be again available for award pursuant to the Plan. In the event that any Option or other Award granted hereunder is exercised through the delivery of shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be increased by the number of shares so surrendered, to the extent permissible under Rule 16b-3, as promulgated under the Act and as interpreted from time to time by the Securities and Exchange Commission or its staff.

(b) In the event that the Committee shall determine that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (1) the number and kind of shares which thereafter may be awarded or optioned and sold or made the subject of Stock Appreciation Rights under the Plan, (2) the number and kind of shares subject of Stock Options and other Awards, and (3) the grant, exercise or conversion price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to a Participant or a person who has an outstanding Option or other Award provided, however, that the number of shares subject to any Option or other Award shall always be a whole number.

Section 6.  Stock Options

(a)  Grant.

Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Nonstatutory Stock Options, or to grant both types of options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any implementing regulations.

(b)  Option Price.

The Committee shall establish the option price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(c)  Exercise.

(1) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(2) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price has been received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by exchanging shares of Common Stock owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender,

                                       A5
is at least equal to such option price.

Section 7.  Stock Appreciation Rights

(a) The Committee may, with sole and complete authority, grant Stock Appreciation Rights ("SARs") in tandem with an Option, in addition to an Option, or freestanding and unrelated to an Option. Stock Appreciation Rights granted in tandem with or in addition to an Option may be granted either at the same time as the Option or at a later time. Stock Appreciation Rights shall not be exercisable earlier than six months after grant, or be exercisable after the expiration of ten years from the date of grant and shall have an exercise price of not less than 100% of the Fair Market Value of the Common Stock on the date of grant.

(b) An SAR shall entitle the Participant to receive from the Company the difference between the Fair Market Value of one share of Common Stock on the date of the exercise of the SAR and (i) in the case of a SAR identified with a share of stock subject to an option, the option price of such option, unless the Committee in the grant specifies a higher price or (ii) in the case of any SAR, the Fair Market Value of one share of Common Stock on the grant date. SARs that are not subject to an option and can only be exercised during limited periods of time in order to comply with certain Securities and Exchange Rules, the Committee may determine at its discretion, that the exercise of the SAR during such limited period, shall be deemed to occur on the day which the Fair Market Value of the Common Stock is the highest during the limited period. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted prior to such determination as well as Stock Appreciation Rights thereafter granted. The Committee shall determine upon the exercise of a Stock Appreciation Right whether such Stock Appreciation Right shall be settled in cash, shares of Common Stock, Stock Options, or a combination thereof.

(c) A Limited SAR related to an Option which can only be exercised during limited periods following a Change in Control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the Change in Control or paid during the thirty-day period immediately preceding the occurrence of the Change in Control in any transaction reported on the American Stock Exchange.

Section 8.  Performance Shares

(a) The Committee shall have sole and complete authority to determine the Employees who shall receive Performance Shares and the number of such shares for each Performance Cycle, and to determine the duration of each Performance Cycle and the value of each Performance Share. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycle may differ from each other.

(b) The Committee shall establish Performance Goals for each Cycle on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the Performance Goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(c) (1) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established Performance Goals.

(2) Payment Values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under paragraph (1), above. The Committee shall determine whether Payment Values are to be distributed in the form of cash or shares of Common Stock.

                                       A6

Section 9.  Restricted Stock and Restricted Stock Units

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees to whom shares of Restricted Stock and Restricted Stock Units shall be granted, the number of shares of Restricted Stock and the number of Restricted Stock Units to be granted to each Participant, the duration of the Restricted Period during which, and the conditions under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such awards. The Restricted Period may be shortened, lengthened or waived by the Committee at any time in its discretion with respect to one or more Participants or Awards outstanding.

(b) Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or the Participant's legal representative. Payment for Restricted Stock Units shall be made to the Company in cash/or shares of Common Stock, as determined at the sole discretion of the Committee.

Section 10.  Other Stock Based Awards

(a) In addition to granting Options, Stock Appreciation Rights, Performance Shares, Restricted Stock and Restricted Stock Units, the Committee shall have authority to grant to Participants Stock Unit Awards which can be in the form of Common Stock or units, the value of which is based, in whole or in part, on the value of Common Stock. Subject to the provisions of the Plan, including
Section 11 (b) below, Stock Unit Awards shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules (all of which are sometimes hereinafter collectively referred to as "rules") as the Committee may determine in its sole and complete discretion at the time of grant. The rules need not be identical for each Stock Unit Award.

(b) In the sole and complete discretion of the Committee, a Stock Unit Award may be granted subject to the following rules:

(1) Any shares of Common Stock which are part of a Stock Unit Award may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of grant of the Stock Unit Award.

(2) Stock Unit Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and any Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration, provided that for any Common Stock to be purchased in connection with a Stock Unit Award the purchase price shall be at least 50% of the Fair Market Value of such Common Stock on the date such Award is granted.

(3) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee at the time of grant.

(4) Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment.

(5) In such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restriction or limitation to which a Stock Unit Award was made subject at the time of grant.

(c) In the sole and complete discretion of the Committee, an Award, whether made as a Stock Unit Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9, may provide

                                     A7
the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award.

Section 11.  General Provisions

(a)  Withholding.

The Employer shall have the right to deduct from all amounts paid to a Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld in respect of Awards under this Plan. In the case of payments of incentive awards in the form of Common Stock, at the Committee's discretion the Participant may be required to pay to the Employer the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Employer shall have the right to retain (or the Participant may be offered the opportunity to elect to tender) the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld.

(b)  Awards.

Each Award hereunder shall be evidenced in writing, delivered to the Participant and shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of the Participant and the effect thereon, if any, of a Change in Control of the Company.

(c)  Nontransferability.

No Award shall be assignable or transferable except by will or the laws of descent and distribution, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. Notwithstanding the above, in the discretion of the Committee, awards may be transferable pursuant to a Qualified Domestic Relations Order ("QDRO"), as determined by the Committee or its designee.

(d)  No Right to Employment.

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Employer. Further, the Employer expressly reserves the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

(e)  No Rights as Stockholder.

Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she has become the holder thereof. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(f)  Construction of the Plan.

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of Delaware.

(g)  Effective Date.

Subject to the approval of the stockholders of the Company, the Plan shall be effective on December 16, 1993. No Options or Awards may be granted under the Plan after December 15, 2003; however,

                                       A8
all previous awards made that have not expired under their original terms at the time the Plan expires will remain outstanding.

(h)  Amendment of Plan.

The Board may suspend, terminate or amend the Plan at it's discretion. The Board will not be required to obtain stockholder approval of any amendment to the Plan except for increases in total shares under the Plan, or where such approval is necessary to assure the Plan's continued qualification under Rule 16b-3 of the Act, or compliance with the American Stock Exchange rules or the Code.

(i)  Amendment of Award.

The Committee may amend, modify or terminate any outstanding Award without the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, i) to change the date or dates as of which (A) an Option or Stock Appreciation Right becomes exercisable; (B) a Performance Share is deemed earned; (C) Restricted Stock becomes nonforfeitable; or (ii) to cancel and reissue an Award under such different terms and conditions as it determines appropriate.

(j)  Change in Control

In order to preserve a Participant's rights under an Award in the event of a Change in Control of the Company, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(k)   Information Confidential

As partial consideration for the granting of each Option hereunder, the Award may, in the Committee's sole and absolute discretion, provide that the Participant shall agree with the Company that he will keep confidential all information and knowledge that he or she has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Option to such Participant, as a factor militating against the advisability of granting any such future Option to such individual.

(l)   Other Benefits

Participation in the Plan shall not preclude the Participant from eligibility in any other stock option plan of the Company or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.


(m)   Execution of Receipts and Releases

Any payment of cash or any issuance or transfer of shares of Stock to a Participant, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the

                                       A9
extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Participant, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

(n)   Severability

If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

(o)   Notices

Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance herewith or, if by courier, 24 hours after it is sent, addressed as described in this Section, or, if by facsimile machine, the time mechanically recorded on the document by the facsimile process. The Company or a Participant may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Company and each Participant shall specify as its and his address for receiving notices the address set forth in the Agreement or Award pertaining to the shares to which such notice relates.

(p)   Waiver of Notice

Any person entitled to notice hereunder may waive such notice.

(q)   Successors

The Plan shall be binding upon each Participant, his legal representatives, heirs, legatees, and distributees, upon the Company, its successors, and assigns, and upon the Committee and its successors.

(r)   Headings

The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.


                                       A10

                          CORNERSTONE NATURAL GAS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby appoints Ray C. Davis and Kelcy L. Warren, and each of them, proxies with power of substitution in each, and hereby authorizes either of them to represent and to vote, as designated below, all shares of common stock of CORNERSTONE NATURAL GAS, INC. (the "Company"), par value $.10 per share ("Common Stock"), standing in the name of the undersigned at the close of business on March ___, 1994, at the annual meeting of stockholders to be held on May __, 1994, in Dallas, Texas, and at any adjournment thereof and especially to vote on the items of business specified below, as more fully described in the notice of the meeting dated April ___, 1994, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.


1.   ELECTION OF DIRECTORS    FOR all nominees listed below (except   WITHOLD authority to vote for all
                              as marked to the contrary below) / /    nominees listed below  / /

          Richard D. Brannon, James W. Bryant, Ted Collins, Jr., Ben H. Cook,
               Ray C. Davis, David S. Hunt, C. Robert Sledge, Kelcy L. Warren


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

- ------------------------------------------------------------------------------

 2. Ratification and approval of the Company's 1993 Long Term Incentive Compensation Plan.

     FOR / /             AGAINST / /              ABSTAIN / /

 3. In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.


                  (Continued and to be signed on reverse side)

      This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED ABOVE AND FOR PROPOSAL 2.

     The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.



                                   Dated---------------------------------, 1994


                                   --------------------------------------------


                                   --------------------------------------------

                                   Signature(s) of Stockholders(s)

                                   This proxy should be signed exactly as your name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate your capacity or title.

                                   Please complete, date and sign this proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States.